Exhibit 23.2

Independent Auditors' Consent

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the registration of 1,500,000 shares of common stock of NetLojix Communications, Inc. of our report dated March 28, 2001, with respect to the consolidated financial statements and schedule of NetLojix Communications, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001 filed with the Securities and exchange Commission

/s/ ERNST & YOUNG LLP

Woodland Hills, California
March 25, 2002